UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 15, 2004

LoyaltyPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21235	11-2780723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3885 Crestwood Parkway

Suite 550

Duluth, GA 30096

(Address of Principal Executive Office) (Zip Code)

(770) 638-5101

(Registrant’s telephone number, including area code)

BarPoint.com, Inc.

800 Corporate Drive, Suite 600

Ft. Lauderdale, Florida 33334

(Former Name or Former Address, If Changed Since Last Report.)

Item 4.     Changes in Registrant's Certifying Accountant.

(a)

On June 15, 2004, LoyaltyPoint, Inc. (the “Company”) engaged Marcum & Kliegman LLP as the Company’s independent accountants to audit the Company’s consolidated financial statements for the year ending December 31, 2004. The decision to change the Company’s independent accountants from Kaufman Rossin & Co., P.A. to Marcum & Kliegman LLP was made by the Company’s Board of Directors.

(b)

Kaufman Rossin & Co., P.A., who had been engaged as the Company’s principal independent accountants since June 25, 2002, was dismissed on June 15, 2004. Kaufman Rossin & Co., P.A.’s reports on the Company’s consolidated financial statements during the two-year period ended December 31, 2003 did not contain an adverse opinion or disclaimer opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the two-year period ended December 31, 2003, and the subsequent interim period preceding such dismissal, the Company did not have any disagreements with Kaufman Rossin & Co., P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kaufman Rossin & Co., P.A., would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

(c)

During the two-year period ended December 31, 2003 and the subsequent interim period prior to Marcum & Kliegman LLP’s engagement, neither the Company nor anyone on its behalf consulted Marcum & Kliegman LLP regarding either the application of accounting principles to a specified transaction, whether completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor has Marcum & Kliegman LLP provided to the Company a written report or oral advice regarding such principles or audit opinion.

(d)

The Company previously furnished a copy of this Report and requested that Kaufman Rossin & Co., P.A. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Kaufman Rossin & Co., P.A. furnished a letter addressed to the Securities and Exchange Commission. A copy of this letter is filed as Exhibit 16 to this Form 8-K/A.

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Description

16	Letter from Kaufman Rossin & Co., P.A. on change of independent accountants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOYALTYPOINT, INC.

Date: July 14, 2004	By:	/s/ MICKEY FREEMAN
Mickey Freeman President

INDEX TO EXHIBITS

Exhibit No.	Description

16	Letter from Kaufman Rossin & Co., P.A. on change of independent accountants